Exhibit 99.1

P. O. Box 1980
Winchester, VA 22604-8090

Contact:	Kevin Dunnigan Treasury Director 540-665-9100

AMERICAN WOODMARK CORPORATION ANNOUNCES FOURTH QUARTER RESULTS

WINCHESTER, Virginia (May 26, 2020) -- American Woodmark Corporation (NASDAQ: AMWD) (the "Company") today announced results for its fourth fiscal quarter ended April 30, 2020.

Net sales for the fourth fiscal quarter decreased 2.0% to $399.2 million compared with the same quarter of the prior fiscal year. Net sales for fiscal 2020 increased 0.3% to $1,650.3 million from the prior fiscal year.  The Company experienced growth in the builder channel during the fourth quarter and fiscal 2020, which was more than offset by declines in the home center and independent dealers and distributors channels during the fourth fiscal quarter and only partially offset during fiscal 2020.

Net income was $13.0 million ($0.77 per diluted share) for the fourth quarter of fiscal 2020 compared with $22.0 million ($1.30 per diluted share) in the same quarter of the prior fiscal year. Net income for the fourth quarter of fiscal 2020 was negatively impacted by lower sales, tariffs, particleboard supply disruption costs and expenses related to the temporary suspension of operations in our component plants in Mexico. All of the Company’s manufacturing facilities and service centers, including the component plants in Mexico, are currently open and operating. Net income for fiscal 2020 was $74.9 million ($4.42 per diluted share) compared with $83.7 million ($4.83 per diluted share) for the same period of the prior fiscal year.  Adjusted EPS per diluted share was $1.33 for the fourth quarter of fiscal 2020 compared with $1.87 in the same quarter of the prior fiscal year and $6.59 for fiscal 2020 compared with $6.91 for the prior fiscal year.

Adjusted EBITDA for the fourth fiscal quarter was $53.4 million, or 13.4% of net sales, compared to $63.8 million, or 15.7% of net sales, for the same quarter of the prior fiscal year. Adjusted EBITDA for the current fiscal year was $236.0 million, or 14.3% of net sales, compared to $244.9 million, or 14.9% of net sales, for the prior fiscal year.

“We are very pleased with our overall performance, despite the challenges presented related to COVID-19,” said Cary Dunston, Chairman and CEO. “Although we did experience limited disruption in our operations that impacted our ability to ship stock product, our teams have done an amazing job of creating safe working environments to allow us to continue to operate throughout the pandemic.  While net revenue was down slightly for the quarter, we had nice growth in our builder business.  In addition, demand on our stock business remains strong with our plants now fully operational.”

Cash provided by operating activities for fiscal 2020 was $177.5 million and free cash flow totaled $136.8 million. The Company paid down $96.0 million of its term loan facility during fiscal 2020. As of April 30, 2020, the Company had $97.1 million of cash on hand with no term loan debt maturities until December 2022 plus access to $94.3 million of additional availability under our revolver.

Due to the ongoing market conditions related to COVID-19, the Company has taken steps during the fourth quarter of fiscal 2020 and the first quarter of fiscal 2021 to reduce our expenses through a combination of permanent and temporary layoffs. These actions are expected to reduce overhead expenses by approximately $8 million on an annualized basis. The Company recognized a charge of $0.2 million during the fourth quarter of fiscal 2020 and anticipates taking an additional charge of approximately $1.4 million for severance and related expenses during the first quarter of fiscal 2021.

AMWD Announces Fourth Quarter Results

May 26, 2020

About American Woodmark

American Woodmark Corporation manufactures and distributes kitchen, bath and home organization products for the remodeling and new home construction markets.  Its products are sold on a national basis directly to home centers, builders and through a network of independent dealers and distributors.  At April 30, 2020, the Company operated eighteen manufacturing facilities in the United States and Mexico and eight primary service centers located throughout the United States.

Use of Non-GAAP Financial Measures

We have presented certain financial measures in this press release which have not been prepared in accordance with U.S. generally accepted accounting principles (GAAP). Definitions of our non-GAAP financial measures and a reconciliation to the most directly comparable financial measure calculated in accordance with GAAP are provided below following the financial highlights under the heading "Non-GAAP Financial Measures."

Safe harbor statement under the Private Securities Litigation Reform Act of 1995: All forward-looking statements made by the Company involve material risks and uncertainties and are subject to change based on factors that may be beyond the Company's control. Accordingly, the Company's future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Such factors include, but are not limited to, those described in the Company's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K. The Company does not undertake to publicly update or revise its forward looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

AMERICAN WOODMARK CORPORATION

Unaudited Financial Highlights

(in thousands, except share data)

Operating Results

	Three Months Ended		Twelve Months Ended
	April 30		April 30
	2020	2019	2020	2019

Net sales	$399,197	$407,399	$1,650,333	$1,645,319
Cost of sales & distribution	323,928	320,277	1,321,147	1,298,846
Gross profit	75,269	87,122	329,186	346,473
Sales & marketing expense	21,069	21,736	83,608	89,875
General & administrative expense	27,088	26,907	113,334	112,917
Restructuring charges	189	(74)	(18)	1,987
Operating income	26,923	38,553	132,262	141,694
Interest expense, net	6,579	8,448	29,027	35,652
Other (income) expense, net	3,386	1,291	2,687	(4,846)
Income tax expense	3,945	6,790	25,687	27,200
Net income	$13,013	$22,024	$74,861	$83,688

Earnings Per Share:
Weighted average shares outstanding - diluted	16,965,119	16,906,081	16,952,480	17,330,419

Net income per diluted share	$0.77	$1.30	$4.42	$4.83

AMWD Announces Fourth Quarter Results

May 26, 2020

Condensed Consolidated Balance Sheet
(Unaudited)
	April 30	April 30
	2020	2019

Cash & cash equivalents	$97,059	$57,656
Investments - certificates of deposit	—	1,500
Customer receivables	106,344	125,901
Inventories	111,836	108,528
Income taxes receivable	—	1,009
Other current assets	9,933	11,441
Total current assets	325,172	306,035
Property, plant & equipment, net	203,824	208,263
Operating lease assets, net	127,668	—
Trademarks, net	2,222	5,555
Customer relationship intangibles, net	167,444	213,111
Goodwill	767,612	767,612
Other assets	28,864	29,355
Total assets	$1,622,806	$1,529,931

Current portion - long-term debt	$2,216	$2,286
Short-term operating lease liabilities	18,896	—
Accounts payable & accrued expenses	134,494	147,304
Total current liabilities	155,606	149,590
Long-term debt	594,921	689,205
Deferred income taxes	52,935	64,749
Long-term operating lease liabilities	112,454	—
Other liabilities	6,352	6,034
Total liabilities	922,268	909,578
Stockholders' equity	700,538	620,353
Total liabilities & stockholders' equity	$1,622,806	$1,529,931

AMWD Announces Fourth Quarter Results

May 26, 2020

Condensed Consolidated Statements of Cash Flows
(Unaudited)
	Twelve Months Ended
	April 30
	2020	2019

Net cash provided by operating activities	$177,542	$190,845
Net cash used by investing activities	(38,916)	(37,923)
Net cash used by financing activities	(99,223)	(173,676)
Net increase (decrease) in cash and cash equivalents	39,403	(20,754)
Cash and cash equivalents, beginning of period	57,656	78,410

Cash and cash equivalents, end of period	$97,059	$57,656

Non-GAAP Financial Measures

We have reported our financial results in accordance with generally accepted accounting principles (GAAP). In addition, we have discussed our financial results using the non-GAAP measures described below.

Management believes all of these non-GAAP financial measures provide an additional means of analyzing the current period’s results against the corresponding prior period’s results. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Adjusted EPS per diluted share

We use Adjusted EPS per diluted share in evaluating the performance of our business and profitability. Management believes that this measure provides useful information to investors by offering additional ways of viewing the Company’s results by providing an indication of performance and profitability excluding the impact of unusual and/or non-cash items. We define Adjusted EPS per diluted share as diluted earnings per share excluding the per share impact of (1) expenses related to the acquisition of RSI Home Products, Inc. ("RSI acquisition"), the subsequent restructuring charges that the Company incurred related to the acquisition, (2) non-recurring restructuring charges, (3) the amortization of customer relationship intangibles and trademarks, (4) net gain on debt forgiveness and modification and (5) the tax benefit of RSI acquisition expenses and subsequent restructuring charges, the net gain on debt forgiveness and modification and the amortization of customer relationship intangibles and trademarks. The amortization of intangible assets is driven by the RSI acquisition and will recur in future periods. Management has determined that excluding amortization of intangible assets from our definition of Adjusted EPS per diluted share will better help it evaluate the performance of our business and profitability and we have also received similar feedback from some of our investors. During the fourth quarter of fiscal 2020, management determined that adding non-recurring restructuring charges was an appropriate adjustment due to their non-recurring nature.

Adjusted EBITDA and Adjusted EBITDA margin

We use Adjusted EBITDA and Adjusted EBITDA margin in evaluating the performance of our business, and we use each in the preparation of our annual operating budgets and as indicators of business performance and profitability. We believe Adjusted EBITDA and Adjusted EBITDA margin allow us to readily view operating trends, perform analytical comparisons and identify strategies to improve operating performance.

We define Adjusted EBITDA as net income adjusted to exclude (1) income tax expense, (2) interest expense, net, (3) depreciation and amortization expense, (4) amortization of customer relationship intangibles and trademarks, (5) expenses related to the RSI acquisition and the subsequent restructuring charges that the Company incurred related to the acquisition, (6) non-recurring restructuring charges, (7) stock-based compensation expense, (8) gain/loss on asset disposals, (9) change in fair value of foreign exchange forward contracts and (10) net gain on debt forgiveness and modification. We believe Adjusted EBITDA, when presented

AMWD Announces Fourth Quarter Results

May 26, 2020

in conjunction with comparable GAAP measures, is useful for investors because management uses Adjusted EBITDA in evaluating the performance of our business.

We define Adjusted EBITDA margin as Adjusted EBITDA as a percentage of net sales.

Free cash flow

To better understand trends in our business, we believe that it is helpful to subtract amounts for capital expenditures consisting of cash payments for property, plant and equipment and cash payments for investments in displays from cash flows from continuing operations which is how we define free cash flow. Management believes this measure gives investors an additional perspective on cash flow from operating activities in excess of amounts required for reinvestment. It also provides a measure of our ability to repay our debt obligations.

Net leverage

Net leverage is a performance measure that we believe provides investors a more complete understanding of our leverage position and borrowing capacity after factoring in cash and cash equivalents that eventually could be used to repay outstanding debt.

We define net leverage as net debt (total debt less cash and cash equivalents) divided by the trailing 12 months Adjusted EBITDA.

A reconciliation of these non-GAAP financial measures and the most directly comparable measures calculated and presented in accordance with GAAP are set forth on the following tables:

Reconciliation of Adjusted Non-GAAP Financial Measures to the GAAP Equivalents

	Three Months Ended		Twelve Months Ended
	April 30		April 30
(in thousands)	2020	2019	2020	2019

Net income (GAAP)	$13,013	$22,024	$74,861	$83,688
Add back:
Income tax expense	3,945	6,790	25,687	27,200
Interest expense, net	6,579	8,448	29,027	35,652
Depreciation and amortization expense	12,901	11,912	49,513	45,446
Amortization of customer relationship intangibles
and trademarks	12,250	12,250	49,000	49,000
EBITDA (Non-GAAP)	$48,688	$61,424	$228,088	$240,986
Add back:
Acquisition and restructuring related expenses (1)	250	116	221	4,118
Change in fair value of foreign exchange forward
contracts (2)	1,346	291	1,102	—
Net gain on debt forgiveness and modification (3)	—	(95)	—	(5,266)
Stock-based compensation expense	867	750	3,989	3,040
Loss on asset disposal	2,279	1,312	2,629	1,973
Adjusted EBITDA (Non-GAAP)	$53,430	$63,798	$236,029	$244,851

Net Sales	$399,197	$407,399	$1,650,333	$1,645,319
Adjusted EBITDA margin (Non-GAAP)	13.4%	15.7%	14.3%	14.9%

(1) Acquisition and restructuring related expenses are comprised of expenses related to the acquisition of RSI Home Products, Inc., the subsequent restructuring charges that the Company incurred related to the acquisition and restructuring charges incurred related to COVID-19.

AMWD Announces Fourth Quarter Results

May 26, 2020

(2) In the normal course of business the Company is subject to risk from adverse fluctuations in foreign exchange rates. The Company manages these risks through the use of foreign exchange forward contracts. The changes in the fair value of the forward contracts are recorded in other expense (income) in the operating results.
(3) The Company had loans and interest forgiven relating to four separate economic development loans totaling $0.1 million and$5.5 million, for the fourth quarter and fiscal year 2019, respectively, and the Company incurred $0.3 million in loan modification expense in connection with an amendment to the credit agreement during fiscal year 2019.

Reconciliation of Net Income to Adjusted Net Income

	Three Months Ended		Twelve Months Ended
	April 30		April 30
(in thousands, except share data)	2020	2019	2020	2019

Net income (GAAP)	$13,013	$22,024	$74,861	$83,688
Add back:
Acquisition and restructuring related expenses	250	116	221	4,118
Amortization of customer relationship intangibles
and trademarks	12,250	12,250	49,000	49,000
Net gain on debt forgiveness and modification	—	(95)	—	(5,266)
Tax benefit of add backs	(2,978)	(2,763)	(12,305)	(11,824)
Adjusted net income (Non-GAAP)	$22,535	$31,532	$111,777	$119,716

Weighted average diluted shares	16,965,119	16,906,081	16,952,480	17,330,419
Adjusted EPS per diluted share (Non-GAAP)	$1.33	$1.87	$6.59	$6.91

Free Cash Flow

	Twelve Months Ended
	April 30
	2020	2019

Cash provided by operating activities	$177,542	$190,845
Less: Capital expenditures (1)	40,739	39,385
Free cash flow	$136,803	$151,460

(1) Capital expenditures consist of cash payments for property, plant and equipment and cash payments for investments in displays. During fiscal 2020 and 2019, approximately $0.6 million and $6.7 million, respectively, in cash outflows were incurred related to the new company headquarters.

AMWD Announces Fourth Quarter Results

May 26, 2020

Net Leverage

Twelve Months Ended
April 30
(in thousands)	2020

Net income (GAAP)	$74,861
Add back:
Income tax expense	25,687
Interest expense, net	29,027
Depreciation and amortization expense	49,513
Amortization of customer relationship intangibles
and trademarks	49,000
EBITDA (Non-GAAP)	$228,088
Add back:
Acquisition and restructuring related expenses (1)	221
Change in fair value of foreign exchange forward contracts (2)	1,102
Stock-based compensation expense	3,989
Loss on asset disposal	2,629
Adjusted EBITDA (Non-GAAP)	$236,029

As of
April 30
2020
Current maturities of long-term debt	$2,216
Long-term debt, less current maturities	594,921
Total debt	597,137
Less: cash and cash equivalents	(97,059)
Net debt	$500,078

Net leverage (3)	2.12

(1) Acquisition and restructuring related expenses are comprised of expenses related to the acquisition of RSI Home Products, Inc., the subsequent restructuring charges that the Company incurred related to the acquisition and restructuring charges incurred related to COVID-19.
(2) In the normal course of business the Company is subject to risk from adverse fluctuations in foreign exchange rates. The Company manages these risks through the use of foreign exchange forward contracts. The changes in the fair value of the forward contracts are recorded in other expense (income) in the operating results.
(3) Net debt divided by Adjusted EBITDA for the twelve months ended April 30, 2020.

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